Exhibit 10.47

WHEN RECORDED RETURN TO:

William G. Ridenour, Esq.

Ridenour, Hienton, Harper, Kelhoffer,

Lewis & Garth, P.L.L.C.

201 North Central Ave., Suite 3300

Phoenix, Arizona 85004

LOAN MODIFICATION AGREEMENT

THIS AGREEMENT is entered into this 9th day of August, 2004, by and between the ARIZONA STATE COMPENSATION FUND, a corporation established pursuant to Arizona Revised Statutes § 23-981 et seq. (“Lender”) and CATALYTICA ENERGY SYSTEMS, INC., a Delaware corporation (“Borrower”).

RECITALS:

A. Lender, by and through Bank One Trust Company, NA as investment manager for and on behalf of Lender, is the owner and holder of a Promissory Note (“Note”) dated March 18, 2002, in the original principal amount of $3,010,000.00, wherein the Maker is Catalytica Energy Systems, Inc., a Delaware corporation.

B. The Note is secured by a Deed of Trust and Assignment of Rents (“Deed of Trust”) dated March 18, 2002, and recorded March 20, 2002, at Recorder’s No. 20020286155, records of Maricopa County, Arizona, encumbering the property (“Property”) legally described in the Deed of Trust. Borrower also executed a Security Agreement dated March 18, 2002, and certain UCC-1 Financing Statements securing the payment of the Note. The Deed of Trust and other documents described above together with all documents signed in connection therewith and securing the payment of the Note are hereinafter referred to in this Agreement as the “Loan Documents.” Borrower, to further secure payment and performance of the Loan Documents, executed an Agreement and provided a Letter of Credit to Lender in the amount of $275,000.00 (“Letter of Credit”).

C. Borrower has requested Lender to enter into this Agreement. The Note, matures in accordance with its terms on April 1, 2007, when the unpaid principal balance, all accrued and unpaid interest, and any other amounts payable under the Note or any other document or instrument securing the Note all become due and payable. Borrower has requested that the maturity date of the Note be extended for an additional two (2) years (to April 1, 2009). Borrower has requested additional modifications to the Note, other than extension of the maturity date, which include, but are not limited to, modifications to the interest rate, monthly payments, and prepayment provisions. Borrower has also requested the release of the Letter of Credit. Lender has agreed to modify the Note and Deed of Trust, by means of an Amended and Restated Promissory Note which shall incorporate and supersede the Note dated March 18, 2002, and by means of a First Modification to Deed of Trust, and has agreed to release the Letter of Credit pursuant to the conditions listed below.

D. Borrower was also the only tenant in the Property when the March, 2002 Loan was made to Borrower. Since that time, Borrower has entered into leases with LCF Distributing, LLC and Transcription Express, Inc., and as a condition of this Agreement, Borrower will secure Subordination, Nondisturbance and Attornment Agreements from the above tenants and collaterally assign Borrower’s rights under the Lease Agreements to Lender on a form or forms acceptable to Lender, in Lender’s reasonable discretion. As a further condition to this Agreement, and as a condition to release of the Letter of Credit, Borrower has agreed to deposit with Lender a Cash Reserve in the amount of $229,261.00 by separate agreement with Lender in accordance with Paragraph 5 below.

IN CONSIDERATION OF THE FOREGOING, the parties agree as follows:

1. Balance Due. After payment of the August 1, 2004 payment, the principal balance of the Note will be Two Million Nine Hundred Forty Thousand Two Hundred Fifty Four and 40/100 Dollars ($2,940,254.40). Borrower acknowledges and represents (a) the above figures are true and correct, (b) there are no offsets, and (c) there are no defenses to payment of the Note, enforcement of the Deed of Trust, and other Loan Documents.

2. Taxes. As a condition to the effectiveness of this Agreement, Borrower shall pay, on or before execution of this Agreement, first half 2004 real estate taxes and any and all prior unpaid real estate taxes.

3. Modification of Loan Documents. Provided Borrower complies with all the terms and conditions of this Agreement, Lender agrees to modify the Note and Deed of Trust or have this Agreement serve as a modification of the Note and Deed of Trust as follows:

(a) Lender will agree to modify the Note and Deed of Trust to provide that the Maturity Date shall mean April 1, 2009, rather than April 1, 2007, pursuant to the terms of the Amended and Restated Promissory Note.

(b) Lender will agree to Amend and Restate the Note and modify the Deed of Trust to provide that the interest rate to be charged on the unpaid principal balance of $2,940,254.40, as calculated after application of the August 1, 2004 payment, shall be six and one-half percent (6.50%) per annum, and that the monthly payments of principal and interest shall be as set forth in subparagraph (c) below.

(c) The Monthly Installment Payment, at an interest rate of six and one-half percent (6.50%) per annum, shall be Nineteen Thousand One Hundred Five and 08/100 Dollars ($19,105.08) beginning September 1, 2004, until the Maturity Date (April 1, 2009). The new payment amount is calculated on an interest rate of six and one-half percent (6.50%) accruing from August 1, 2004 on the basis of a three hundred thirty-two (332) month amortization schedule. All unpaid principal and interest must be paid in full on or before the Maturity Date.

(d) Lender agrees to amend the prepayment provisions of the Note to provide that the Loan will be closed and not subject to prepayment until September 1, 2006; thereafter Borrower shall have the right to prepay the entire principal balance subject to prepayment penalty provisions, as outlined in the Amended and Restated Promissory Note executed simultaneously herewith.

4. Release. Borrower hereby releases Lender of and from any and all claims, debts, causes of action and rights Borrower may have against Lender arising indirectly or directly out of (a) the Loan Documents, as modified, (b) the negotiations in connection therewith, and (c) the negotiations in connection with this Agreement. For purposes of this paragraph, “Lender” shall include its affiliates and their respective officers, agents, directors, employees, attorneys, designees, successors and assigns.

5. Release of Letter of Credit; Additional Security. Borrower, to further secure payment and performance of the Loan Documents executed with regard to the March, 2002 Loan provided Letter of Credit to Lender in the amount of $275,000.00. Borrower has requested, and Lender agrees to release the 2002 Letter of Credit; provided, however, as additional security for the Loan, and in lieu of any Specific Guarantee guaranteeing either payment or performance of the Loan, and as a condition of this modification, Borrower hereby agrees that, prior to the closing of this modification by Lender, Borrower shall deposit with Lender, at closing, a cash reserve in the amount of TWO HUNDRED TWENTY NINE THOUSAND TWO HUNDRED SIXTY ONE DOLLARS ($229,261.00) (hereinafter referred to as “Cash Reserve”) pursuant to an agreement acceptable to Lender, in Lender’s sole discretion (which agreement will be prepared by Lender’s counsel prior to closing). The agreement will provide that the Cash Reserve will be held by Lender and released at the expiration of the term of the Note.

6. Subordination, Nondisturbance and Attornment Agreement and Lease Assignment. To further secure payment of the obligations of the Note and Deed of Trust, as modified, Borrower and LCF Distribution, LLC and Transcription Express, Inc. shall execute Subordination, Nondisturbance and Attornment Agreements acceptable to Lender, in Lender’s reasonable discretion, wherein the leases shall be subordinated to Lender’s Deed of Trust. Lender agrees to grant non-disturbance rights to the tenants provided the tenants subordinate their lease to the lien of Lender’s Deed of Trust. Borrower shall further collaterally assign Borrower’s rights under the leases to Lender by means of a Lease Assignment in form and content satisfactory to Lender, in Lender’s reasonable discretion.

7. Assurances. The Deed of Trust shall continue to secure the obligations in the Note and Deed of Trust, as modified. No payment or discharge of the Deed of Trust is intended by this Agreement and the lien of the Deed of Trust shall continue in full force as a first lien on the Property, unimpaired from the date of its recordation. On or before the execution of this Agreement, Lender must be provided with such assurances or subordinations, or both, as Lender deems necessary in its sole and absolute judgment, to insure that the modification of the Note and Deed of Trust will not affect Lender’s currently existing lien position on the Property.

8. Representations. In addition to the representations and warranties set forth in the Note and Deed of Trust, Borrower hereby represents and warrants to Lender as follows:

(a) The Note and Deed of Trust, as they are to be modified, will be valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms, subject to any non-recourse or limited recourse provisions set forth in the Note or Deed of Trust.

(b) The Deed of Trust continues to be a first position lien on the Property.

(c) Other than failure to make payments when due pursuant to the Note and Deed of Trust, no default or event of default has occurred and is continuing under the Note or Deed of Trust and no event has occurred which, with the giving of notice or the passage of time, would constitute such a default or event of default.

(d) All warranties made by Borrower in the Note and Deed of Trust continue to be true and correct and are hereby restated and reaffirmed.

(e) There has been no disposal, discharge, deposit, injection or escape, and no dumping, leaking, spilling or placing, of any toxic or hazardous substance, hazardous waste, pollutant, or contaminant (as defined under any applicable federal or state law) on, in, under or from any of the Property and there is no facility in or on the Property which is used for the treatment, storage or disposal of any such toxic or hazardous substance, hazardous waste, pollutant or contaminant.

9. Additional Conditions to Modification. Prior to the effectiveness of this Agreement, Borrower must pay to Lender or the appropriate governmental authority, and also execute the documents contemplated by this Agreement:

(a) All real estate taxes due on the property are current.

(b) All Lender’s costs and expenses associated with this Agreement, including, but not limited to, attorneys’ fees and title company costs and expenses;

(c) An agreement regarding the Cash Reserve contemplated by paragraph 5 above, as well as Subordination, Nondisturbance and Attornment Agreements and a Lease Assignment as contemplated by paragraph 6 above.

(c) A modification fee, at the execution of this Agreement, in the sum of $14,701.27; and

(d) Lender must be provided with such assurances and/or subordinations, in Lender’s sole and absolute judgment, which are necessary for Lender to obtain endorsements to Lender’s existing title insurance policy, to insure that the modification of the Loan has not affected Lender’s first position lien on the Property. Borrower shall pay all fees and costs incurred as a result of the modification, including, but not limited to, title company fees and attorneys’ fees and costs. Lender shall be under no obligation to modify the Loan if Lender is not able to obtain satisfactory endorsements to the title insurance policy or obtain a new ALTA Lender’s Policy of Title Insurance insuring its lien to be a first lien.

10. Other Documents. Borrower shall execute, acknowledge and deliver any other assignment, instrument or document as may be reasonably required to evidence or confirm this Agreement, or otherwise carry out and fulfill its covenants and obligations hereunder.

11. Miscellaneous.

(a) Prior Understandings/Entire Agreement. This Agreement supersedes all prior arrangements and understandings between the parties relating to this Agreement and constitutes the entire agreement of the parties.

(b) Time of the Essence. Time is of the essence with respect to the performance of all terms, conditions and obligations of this Agreement.

(c) Governing Law. This Agreement shall be construed, governed and enforced in accordance with Arizona law.

(d) Modification. This Agreement may be amended or modified only by written instrument signed by Lender and Borrower; Lender may in its sole discretion refuse to consent or agree to any amendments or modifications.

(e) Captions and Headings. Captions and headings are for reference purposes only and shall not be used to construe this Agreement.

(f) Counterparts. This Agreement may be executed in counterparts, all of which shall constitute one Agreement.

(g) Mutual Drafting. This Agreement has been drafted mutually by the parties and shall be interpreted neither for nor against any party.

(h) Exhibits. All attached exhibits are incorporated herein by this reference.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

CATALYTICA ENERGY SYSTEMS, INC.,
a Delaware corporation

By:	/s/ Robert W. Zack
Robert W. Zack
Its Chief Financial Officer

ARIZONA STATE COMPENSATION FUND, a corporation established pursuant to A.R.S. §23-981 et seq.

By:	Bank One Trust Company, NA, as investment manager for and on behalf of the Arizona State Compensation Fund

	By	/s/ Teresa Reichwein
Teresa Reichwein Its Vice President

“Lender”

State of Arizona

County of Maricopa

On this the 9th day of August, 2004, before me, the undersigned Notary Public, personally appeared Robert W. Zack, Chief Financial Officer of Catalytica Energy Systems, Inc., a Delaware corporation, and that being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing his name thereto.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

10/01/05	/s/ Patricia M. Downs
Commission Expiration	Notary Public

State of Arizona

County of Maricopa

On this the 9th day of August, 2004, before me, the undersigned Notary Public, personally appeared Teresa Reichwein, Vice President of Bank One Trust Company, NA, as investment manager for and on behalf of the ARIZONA STATE COMPENSATION FUND, a corporation established pursuant to A.R.S. §23-981 et seq., and that she being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing her name thereto.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

10/01/05	/s/ Patricia M. Downs
Commission Expiration	Notary Public

AGREEMENT

THIS AGREEMENT (“Agreement”) is made and entered into this 9th day of August, 2004, by and between the ARIZONA STATE COMPENSATION FUND, a corporation established pursuant to Arizona Revised Statutes § 23-981 et seq. (“Lender”), and CATALYTICA ENERGY SYSTEMS, INC., a Delaware corporation (“ Borrower”).

RECITALS:

WHEREAS, Borrower has requested that Lender modify the March, 2002 loan from Lender in the original amount of $3,010,000.00. Borrower will execute an Amended and Restated Promissory Note (the “Note”) in the principal amount of $2,940,254.40 to Lender and the Note will be secured by, among other documents, a Deed of Trust and Assignment of Rents and First Modification to Deed of Trust (“Deed of Trust”);

WHEREAS, as additional security for the Loan, and in lieu of any Specific Guarantee guaranteeing either payment or performance of the Loan, and as a condition to release of the Irrevocable Letter of Credit provided to Lender in the amount of $275,000.00 (“Letter of Credit”) given to secure the March, 2002 Loan, Borrower agrees, prior to close, to deposit with Lender a cash reserve in the amount of TWO HUNDRED TWENTY NINE THOUSAND TWO HUNDRED SIXTY ONE DOLLARS ($229,261.00) (“Cash Reserve”), for the purpose of insuring that the monthly installment payments of principal and interest in the amount of $19,105.08 may be made for some period of time in the event of a default by Borrower which is not cured within any applicable cure period. The Cash Reserve shall be for the term of the Loan.

WHEREAS, Lender and Borrower desire to ratify the above agreements.

NOW, THEREFORE, in consideration of the foregoing and other valuable consideration, it is agreed as follows:

AGREEMENTS:

1. As additional security for the Loan, Borrower hereby agrees, that, prior to close, Borrower shall deposit with Lender a cash reserve in the amount of TWO HUNDRED TWENTY NINE THOUSAND TWO HUNDRED SIXTY ONE DOLLARS ($229,261.00) for the purpose of insuring that, in the event of a default by Borrower which is not cured within any applicable cure period, the monthly installment payments of principal and interest in the amount of $19,105.08 each may be made until such time as the default is cured by Borrower or the Cash Reserve Account is exhausted. The Cash Reserve shall be for the term of the Loan. Lender agrees to release and return the Cash Reserve to Borrower when the loan has been paid in full.

2. Lender, at Lender’s option, in the event of a default by Borrower, which is not cured within any applicable cure period, may apply the Cash Reserve proceeds to either the Monthly Installment Payments of principal and interest; to any amount due and owing pursuant to the loan documents; to any tenant improvements or leasing commissions required with regard to any leases for the project; or to the then outstanding principal balance of the Note; provided, however, in no event shall the application of funds pursuant to the above entitle Lender to recover an amount greater than that which would be recoverable on a non-recourse loan as described herein in the absence of a Cash Reserve.

3. Borrower hereby agrees and acknowledges that the TWO HUNDRED TWENTY NINE THOUSAND TWO HUNDRED SIXTY ONE DOLLARS ($229,261.00) will be placed by Lender in an interest-bearing account (“Account) at Bank One, NA, or other bank or savings and loan acceptable to Lender, in Lender’s sole discretion. The Account shall be opened in Borrower’s name or in Lender’s name for the benefit of Borrower. Borrower shall, if the Account is opened in Borrower’s name, endorse and assign the Account to Lender and, in addition, Lender shall take a perfected security interest in and to the Account. Lender shall retain actual physical possession of the Account.

4. Lender agrees to release and return the Cash Reserve to Borrower when the Loan has been paid in full, provided Borrower is not in default under any of the provisions of the Note, Deed of Trust, or any other loan documents.

5. Borrower agrees to give Lender documents or forms (including letters) acceptable to Lender and its counsel, allowing Lender to hold possession of the Cash Reserve and apply the proceeds of the Cash Reserve in accordance with the above requirements; and to allow Lender to retain the Cash Reserve for the term of the loan.

6. In the event the Cash Reserve proceeds are applied to the then outstanding principal balance of the Note, such application shall be deemed to be a partial prepayment of principal in accordance with the Note, and the balance of principal remaining after such prepayment shall thereupon be reamortized on a monthly installment basis from the date of the prepayment to the maturity date of the loan at the interest rate that is being charged, pursuant to the Note, as of the date of the prepayment. Upon any such prepayment by reason of application of the proceeds of the Cash Reserve to the then outstanding principal balance of the loan and anything to the contrary notwithstanding in the Note or Deed of Trust securing the loan, Lender shall not charge Borrower a reinvestment fee or prepayment penalty.

7. This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns; provided, however that Borrower may not assign or transfer any of its rights or obligations under this Agreement.

8. No failure on the part of Lender to exercise, and no delay in exercising, any remedy, right, power or privilege under this Agreement shall operate as a waiver thereof. Any remedy, right, power, or privilege granted to Lender pursuant to this Agreement may be exercised by Lender at any time, and from time to time, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other remedy, right, power or privilege.

9. This Agreement may be amended or modified only by a written instrument signed by Lender and Borrower; Lender may in its sole discretion refuse to consent or agree to any amendments or modifications that may be proposed by Borrower.

10. Borrower and Lender agree that any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association in Maricopa County, Arizona under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. This Agreement shall be governed by the laws of the State of Arizona. In the event of any controversy or dispute arising out of this Agreement, the prevailing party or parties shall be entitled to recover from the non-prevailing party or parties, reasonable expenses including, without limitation, attorney’s fees and costs incurred in the process of collection under the terms of this Agreement.

11. All representations, warranties and covenants made by Borrower to Lender in connection with this Agreement, or any other statement, instrument or transaction contemplated hereby or relating hereto shall survive the execution and delivery of this Agreement.

12. This Agreement shall be governed by, construed and interpreted in accordance with, the internal law, and not the law of conflicts, of the State of Arizona.

13. This Agreement supersedes all prior arrangements and understandings between Lender and Borrower relating to the subject matter hereof, and this Agreement shall survive the making of the loan and continue until such time as the loan shall have been fully paid and satisfied.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

ARIZONA STATE COMPENSATION FUND, a corporation established pursuant to A.R.S. §23-981 et seq.

By:	Bank One Trust Company, NA, as investment manager for and on behalf of the Arizona State Compensation Fund

	By	/s/ Teresa Reichwein
Teresa Reichwein Its Vice President

[ Lender ]

State of Arizona

County of Maricopa

On this the      day of August, 2004, before me, the undersigned Notary Public, personally appeared Teresa Reichwein, Vice President of Bank One Trust Company, NA, as investment manager for and on behalf of the ARIZONA STATE COMPENSATION FUND, a corporation established pursuant to A.R.S. §23-981 et seq., and that she being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing her name thereto.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

10/01/05	/s/ Patricia M. Downs
Commission Expiration	Notary Public

CATALYTICA ENERGY SYSTEMS, INC.,
a Delaware corporation

By:	/s/ Robert W. Zack
Robert W. Zack
Its Chief Financial Officer

[Borrower]

State of Arizona

County of Maricopa

On this the      day of August, 2004, before me, the undersigned Notary Public, personally appeared Robert W. Zack, Chief Financial Officer of Catalytica Energy Systems, Inc., a Delaware corporation, and that being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing his name thereto.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

10/01/05	Patricia M. Downs
Commission Expiration	Notary Public

AMENDED AND RESTATED

PROMISSORY NOTE

U.S. $2,940,254.40	Phoenix, Arizona

August 9, 2004

On March 18, 2002, CATALYTICA ENERGY SYSTEMS, INC., a Delaware corporation, as maker, executed a Promissory Note in the original principal amount of THREE MILLION TEN THOUSAND AND NO/100 DOLLARS ($3,010,000.00) to the ARIZONA STATE COMPENSATION FUND, a corporation established pursuant to Arizona Revised Statutes § 23-981 et seq. (“Holder”). Maker and Holder, desire to amend and restate the Promissory Note in its entirety in order that this Amended and Restated Promissory Note shall incorporate and supersede the original Promissory Note.

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, Maker and Holder hereby acknowledge, consent to and ratify the following amendment and restatement of the Promissory Note to be effective as of August 1, 2004.

FOR VALUE RECEIVED, CATALYTICA ENERGY SYSTEMS, INC., a Delaware corporation, promises and agrees to pay to the ARIZONA STATE COMPENSATION FUND, a corporation established pursuant to Arizona Revised Statutes § 23-981 et seq., or order, the principal sum of TWO MILLION NINE HUNDRED FORTY TWO THOUSAND TWO HUNDRED FIFTY FOUR AND 40/100 DOLLARS ($2,940,254.40) with interest on the unpaid principal balance from the date of distribution of principal in accordance with this Note, until paid, at the rate that is from time to time applicable as hereinafter set forth.

Principal and interest shall be payable at Phoenix, Arizona, or such other place as the holder hereof may designate, in fifty six (56) consecutive monthly installments, computed on the basis of a three hundred thirty-two (332) month amortization schedule, commencing on the Commencement Date (as hereinafter defined) and continuing on the same day of each successive month thereafter until the Maturity Date (as hereinafter defined) when all unpaid principal, all accrued and unpaid interest, and any other amounts payable hereunder shall be due and payable. Principal, interest and all other sums payable hereunder shall be paid in lawful money of the United States of America.

1. DEFINITIONS.

As used in this Promissory Note, the following terms shall have the following meanings:

a. “Commencement Date” shall mean September 1, 2004.

b. “Deed of Trust” shall mean the Deed of Trust and Assignment of Rents of even date herewith executed by Maker, as Trustor, in favor of First American Title Insurance Company, as Trustee, and Payee, as Beneficiary, which Deed of Trust is granted as security for this Note.

c. “Default Interest Rate” shall mean interest at a rate equal to six percent (6%) per annum in excess of the Interest Rate in effect immediately prior to the default.

d. “Holder” shall mean the Payee and any assignee or assignees to whom this Note shall be endorsed.

e. “Interest Rate” shall mean six and one-half percent (6.50%) per annum.

f. “Loan Documents” shall mean (i) the Deed of Trust, and (ii) all other documents and instruments which by their terms secure Maker’s obligations under this Note.

g. “Loan Year” shall mean each one-year period beginning on the Commencement Date and each anniversary of the Commencement Date.

h. “Maker” shall mean CATALYTICA ENERGY SYSTEMS, INC., a Delaware corporation.

i. “Maturity Date” shall mean April 1, 2009.

j. “Monthly Installment Payments” shall mean the Monthly Installment Payments and the payments of principal, plus interest at the Interest Rate that are to be made pursuant to Paragraph 2 of this Note beginning on the Commencement Date and continuing for fifty six (56) consecutive months.

k. “Note” shall mean this Promissory Note in the principal sum of TWO MILLION NINE HUNDRED FORTY TWO THOUSAND TWO HUNDRED FIFTY FOUR AND 40/100 DOLLARS ($2,940,254.40) .

l. “Payee” shall mean the ARIZONA STATE COMPENSATION FUND, a corporation established pursuant to Arizona Revised Statutes § 23-981 et seq.

m. “Property” shall mean the real property and improvements thereon as described in Exhibit “A” of the Deed of Trust.

2. MONTHLY INSTALLMENT PAYMENT

Commencing on the Commencement Date and continuing on the same day of each month for fifty six (56) consecutive months, principal, plus interest at the Interest Rate, shall be payable in Monthly Installment Payments which shall each be in the amount of NINETEEN THOUSAND ONE HUNDRED FIVE AND 08/100 DOLLARS ($19,105.08), which monthly principal and interest payments are computed on the basis of a 332-month amortization schedule.

3. APPLICATION OF PAYMENTS.

Each amount received by the Holder shall be applied to the following items in the following order, or as the Holder may otherwise elect if the Maker is then in default hereunder or under any Loan Document:

a. Any amount due and unpaid hereunder, or under any Loan Document, other than a Monthly Installment Payment.

b. Any due and unpaid interest hereunder.

c. Then to unpaid principal; provided, however, that Maker complies in all respects with the provisions of this Note with respect to partial or full prepayments.

4. LATE CHARGE.

Time is of the essence of payment. Upon failure to make any Monthly Installment Payment, or pay any other amount due hereunder within ten (10) days of the date due, Maker shall pay a charge not to exceed five percent (5%) of the Monthly Installment Payment, or other amount due hereunder which is not paid within such ten-day period. The assessment or collection by the Holder of any such charge shall be without prejudice to the Holder’s rights under Paragraph 8 of this Note. The foregoing five percent (5%) late charge shall not apply to the payment of principal to be made upon the Maturity Date.

5. DEFAULT.

If Maker fails to make any Monthly Installment Payment within ten (10) days of its due date, or fails to pay any other amount due under any Loan Document on its due date, or if any default occurs under this Note, or if any Event of Default occurs under the terms of any of the Loan Documents, then and in any of such events, the remaining installments of principal, at the option of Holder which shall be exercised by written notice sent to Maker, and in the Holder’s sole discretion, shall at once become due and payable, and the unpaid principal balance, together with (i) all accrued and unpaid interest, and (ii) any other amounts payable hereunder and under the Loan Documents, shall thereupon bear interest at the Default Interest Rate. The Default Interest Rate shall be in effect only during the time any default remains uncured by Maker, and interest shall again be charged at the Interest Rate after any default has been cured by Maker. All amounts not paid when due and within any applicable grace period, whether or not as a result of acceleration of the unpaid principal balance, and whether or not the Holder has notified the Maker of the occurrence of an Event of Default, shall bear interest at the Default Interest Rate, and at such time as judgment is obtained for any amounts owing under this Note or under any of the Loan Documents, interest shall continue to accrue on the amount of the judgment, until it is paid, at the Default Interest Rate.

6. OPTIONAL FULL PREPAYMENT.

Maker shall at no time and in no event have any right to prepay all or any part of the principal balance, except as set forth as follows: The Loan will be closed and not subject to prepayment by Maker during the first two (2) Loan Years. Commencing with the third (3rd) Loan Year, Maker shall have the right to prepay the entire (but not less than the entire) principal balance on any date upon which a Monthly Installment Payment is due, provided that:

a. The Holder shall have received not less than sixty (60) days’ prior written notice of the prepayment, delivered no earlier than sixty (60) days prior to the end of the second (2nd) Loan Year, specifying the date upon which the prepayment is to be made; and

b. At the time of the giving of the Notice and at the time specified for prepayment, Maker shall have made all payments required under this Note and no Event of Default shall have occurred and be continuing under the Deed of Trust, Note, and Loan Documents, or any other documents securing the Loan.

c. The prepayment shall be accompanied by all payments due under this Note, and under the Loan Documents, plus a reinvestment fee equal to three percent (3%) of the outstanding principal balance if paid at any time during the third (3rd) Loan Year and reducing at the rate of one percent per year for each year thereafter to a minimum of one percent (1%). Anything in this Paragraph 6 to the contrary notwithstanding, any prepayment by reason of casualty or condemnation proceeds shall not be subject to a reinvestment fee or prepayment penalty.

Anything in this Paragraph to the contrary notwithstanding, there shall be no reinvestment fee or prepayment penalty for prepayment of the Loan during the last one hundred eighty (180) days of the Loan.

7. SECURITY.

The indebtedness evidenced by this Note is secured by the Deed of Trust and by the other documents and instruments referred to in the Loan Documents. The Loan Documents contain additional rights with respect to the Holder’s right to accelerate the principal balance of this Note.

8. MISCELLANEOUS

a. Maker and any endorsers and guarantors of this Note jointly and severally waive diligence, demand, presentment for payment, protest and notice of nonpayment and of protest, notice of default, notice of acceleration, and all other notices or demands of any kind. They jointly and severally consent, without notice to them and without release of their liability, to extensions or accommodations given by the Holder hereof, to the release, or exchange of any security or any Loan Document, and to the release, in whole or in part, of any other Maker, endorser, or guarantor; and they each agree to make payment without the prior resort of the Holder hereof to any security or against any other maker or endorser.

b. Maker and any endorsers and guarantors of this Note jointly and severally agree to pay all costs of collection. Costs of collection include, without limitation, reasonable attorneys’ fees if this Note is placed in the hands of attorneys for collection, whether or not suit is brought, and any fees incurred in the United States Bankruptcy Court, together with all court costs and other expenses incurred in the prosecution of suit, or any claim in the United States Bankruptcy Court.

c. Notwithstanding any provision herein or in any document or instrument now or hereinafter securing this Note, the total liability for payments in the nature of interest shall not exceed the limits now imposed, or hereafter imposed if such limits shall be higher, by the applicable laws of the State of Arizona, and this Note shall be construed according to the laws of the State of Arizona.

d. Failure of the Holder to exercise any option hereunder shall not constitute a waiver of the right to exercise the same in the event of any subsequent default, or in the event of continuance of any existing default.

e. Any notice to Maker provided for in this Note shall be deemed given when it is deposited in the United States mail, postage prepaid, addressed to Maker, at the property address shown on the Holder’s records, or to such other address as Maker may designate by notice to Holder.

f. The Holder may, at its option, upon the request of Maker, extend the time for payment of the indebtedness or reduce payments thereon or accept a renewal note or notes therefore and any such extension, reduction or renewal shall not release the undersigned or any endorser or guarantor on any liability hereunder.

g. Nothing contained herein shall be deemed or construed to constitute Maker and Payee or any other Holder partners or joint venturers. The only relationship between Maker and Payee or other Holder is that of debtor and creditor.

h. The indebtedness evidenced by this Note is secured by, among other documents, a Deed of Trust and Assignment of Rents of even date herewith, and reference is made to the Deed of Trust for additional rights as to acceleration of the principal balance of this Note.

9. LIMITED RECOURSE

This Note shall be “nonrecourse” to Maker and any officer, shareholder, member or limited or general partner of any of them and their respective affiliates and their respective officers, agents, directors, employees, attorneys, designees, successors and assigns and the Holder agrees that it will not exercise any right to institute any action against Maker or any officer, shareholder, member or limited or general partner or any of them and their respective affiliates and their respective officers, agents, directors, employees, attorneys, designees, successor and assigns for the payment of any sum of money or the performance of any other obligation which is, or may be, payable or due under the Deed of Trust, this Note, the Security Agreement or all Loan Documents. Notwithstanding the foregoing, nothing contained herein shall be deemed to prejudice the rights of the Holder, as defined in this Note, (a) to foreclose by trustee’s sale or judicial foreclosure the Deed of Trust or to enforce any of its other rights or remedies under any documents securing this Note relating to the Property; (b) to recover from Maker and/or any officer, shareholder, member, or limited or general partner of Maker any funds, damages or costs incurred as a result of fraud, intentional misrepresentation or waste by Maker and/or any officer, shareholder, member, or limited or general partner of Maker; (c) to recover any damage due to waste occurring subsequent to a five-day written notice to Maker of an event of default by or on behalf of the Maker from and after the date hereof; (d) to recover from Maker and/or any officer, shareholder, member, or limited or general partner of Maker any condemnation or insurance proceeds, or other funds or payments attributable to the Property misappropriated by Maker and/or any officer, shareholder, member, or limited or general partner of Maker or any affiliate of Maker; (e) to recover any real property taxes owed at the time Holder obtains title to the Property; (f) after the occurrence of a default and upon 5-days’ written notice to Maker, to recover any tenant security deposits, prepaid rents or other similar sums paid to, received by Maker in connection with the operation of the Property subsequent to the default; (g) after the occurrence of a default and upon 5-days’ written notice to Maker, to recover any gross revenue, income or profit from the Property received subsequent to the occurrence of a default hereunder sufficient to pay any portion of the indebtedness secured by the Deed of Trust securing this Note, operating and maintenance expenses of the Property, insurance premiums for the Property, deposits required to be made into a reserve account for replacement or other sums required by the documents securing this Note to be paid or deposited, to the extent such sums were not paid or deposited during such period; (h) subject to the provisions below, to recover from Maker costs, including those of investigation and clean-up, incurred in connection with the presence, use or release on, under or about the Property of hazardous or toxic substances; or (i) to collect from Borrower, and, under subsections (b), (d), (f) and (g) only, from any officer, shareholder, member, or general partner of Borrower, reasonable attorneys’ fees incurred in collecting any of the foregoing. Any amounts owed pursuant to the foregoing shall be payable upon demand by Holder and shall bear interest from the date of demand at the Default Interest Rate.

With regard to (h) above nothing contained herein shall be construed to limit the right of Maker: (i) at its option, to be exercised within ten (10) days following Maker’s receipt of the notice from Holder described below, to elect to take steps which may be required to contest, satisfy or discharge any such liability, in which event Holder shall permit Maker to take such steps for so long as Maker shall be acting diligently and in accordance with the applicable environmental laws, provided Maker shall post any bond or other security required by the applicable environmental laws or as reasonable required by Holder, (ii) to perform or pay for any clean-up of hazardous materials or (iii) to pursue its legal remedies against any person or entity who may be responsible for the payment or discharge of such liabilities or the costs thereof. Holder shall give Maker prompt notice in writing of any violation of any environmental law or lien or charge against the Property with respect to the release or presence of any hazardous material at the Property.

IN WITNESS WHEREOF, this Note has been executed the date first above written.

CATALYTICA ENERGY SYSTEMS, INC.,
a Delaware corporation

By:	/s/ Robert W. Zack
Robert W. Zack
Its Chief Financial Officer

Address:	1388 North Tech Boulevard
Gilbert, AZ 85233

WHEN RECORDED RETURN TO:

William G. Ridenour, Esq.

Ridenour, Hienton, Harper, Kelhoffer,

Lewis & Garth, P.L.L.C.

201 North Central Ave., Suite 3300

Phoenix, Arizona 85004

FIRST MODIFICATION TO DEED OF TRUST

The undersigned, CATALYTICA ENERGY SYSTEMS, INC., a Delaware corporation, designated as “Trustor” and the ARIZONA STATE COMPENSATION FUND, a corporation established pursuant to Arizona Revised Statutes § 23-981 et seq., defined as “Beneficiary,” pursuant to the terms and provisions of that certain Deed of Trust and Assignment of Rents dated March 18, 2002, and recorded March 20, 2002, at Recorder’s No. 20020286155, records of Maricopa County, Arizona, for good and valuable consideration, the receipt of which is hereby acknowledged, do hereby cause and consent to, and ratify the following modifications to such Deed of Trust:

1. Paragraph “One” under “FOR THE PURPOSE OF SECURING” at the top of Page 3 is hereby deleted and is replaced with the following:

“One: Payment of the indebtedness evidenced by an Amended and Restated Promissory Note (and any renewals, extensions or modifications thereof) in the principal sum of TWO MILLION NINE HUNDRED FORTY THOUSAND TWO HUNDRED FIFTY FOUR AND 40/100 DOLLARS ($2,940,254.40), executed by Trustor and delivered to Beneficiary, together with interest thereon, late charges and collection costs as provided by said Second Amended and Restated Promissory Note (hereinafter referred to as the “Note”)

2. Paragraph 31 of the Deed of Trust is deleted in its entirety.

Trustor hereby agrees to pay any and all costs incurred with regard to the preparation of this First Modification of Deed of Trust including, but not limited to, Beneficiary’s attorneys’ fees and costs .

Trustor hereby reaffirms that each and all provisions of this Deed of Trust, and all documents executed in connection therewith, are and shall remain in full force and effect, shall continue to constitute the binding obligations of Trustor, and have not been waived, amended or otherwise affected, except to the extent specifically set forth in this First Modification to Deed of Trust. In addition, Trustor acknowledges that there exists no default on the part of Beneficiary with regard to this Deed of Trust, nor any state of facts which with notice, the passage of time, or both, could ripen into default on the part of Beneficiary.

Except to the extent set forth in this First Modification to Deed of Trust, all other terms and conditions of the Deed of Trust remain the same and in full force and effect.

IN WITNESS WHEREOF, this First Modification to Deed of Trust was executed this      day of August, 2004.

CATALYTICA ENERGY SYSTEMS, INC.,
a Delaware corporation

By:	/s/ Robert W. Zack
Robert W. Zack
Its Chief Financial Officer

[Borrower]

State of Arizona

County of Maricopa

On this the      day of August, 2004, before me, the undersigned Notary Public, personally appeared Robert W. Zack, Chief Financial Officer of Catalytica Energy Systems, Inc., a Delaware corporation, and that being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing his name thereto.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

10/01/05	/s/ Patricia M. Downs
Commission Expiration	Notary Public

ARIZONA STATE COMPENSATION FUND, a corporation established pursuant to A.R.S. §23-981 et seq.

By:	Bank One Trust Company, NA, as investment manager for and on behalf of the Arizona State Compensation Fund

	By	/s/ Teresa Reichwein
Teresa Reichwein Its Vice President

State of Arizona

County of Maricopa

On this the      day of August, 2004, before me, the undersigned Notary Public, personally appeared Teresa Reichwein, Vice President of Bank One Trust Company, NA, as investment manager for and on behalf of the ARIZONA STATE COMPENSATION FUND, a corporation established pursuant to A.R.S. §23-981 et seq., and that she being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing her name thereto.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

10/01/05	/s/ Patricia M. Downs
Commission Expiration	Notary Public